                                                                    EXHIBIT 99.1


                            HERITAGE BANCORP, INC.
                                  STOCK ORDER FORM

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                               NUMBER OF SHARES
Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum purchase is 25 shares. No Eligible Account Holder, Supplemental Eligible Account Holder, or Other Member (including all persons on a joint account) may purchase in their capacity as such in the Subscription Offering more than 22,000 shares (or $330,000) of the Common Stock offered in the Conversion; no person, together with associates of an persons acting in concert with such person may purchase in the Direct Community Offering and the Syndicated Community Offering, in the aggregate, more than 22,000 shares (or $330,000) of Common Stock issued in the Conversion, whichever is less; and no person (including all persons on a joint account), together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 1% of the shares of Common Stock issued in the Conversion.

                              METHOD OF PAYMENT
Check the appropriate boxes that show how you wish to pay for the stock. If paying by check or money order, make it payable to Heritage Bancorp, Inc. Your funds will earn interest at Heritage Federal's passbook rate until the Offering is completed. If paying by withdrawal from a Heritage Federal deposit account, write in the account number(s) and the amount(s) you wish to withdraw. If payment is made from a CD account, it will continue to earn interest at the same CD account rate.

                              STOCK REGISTRATION
Print the name(s) in which you want the stock registered. If you are a depositor or member, to protect your rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holders'
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names. Subscription rights are nontransferable. Enter the Social Security Number
-----
(or Tax ID Number) of one registered owner; only one number is required. See the reverse side of this form for registration guidelines.

                               NASD AFFILIATION
The NASD's Interpretation with respect to Free Riding and Withholding restricts the sale of certain initial public offerings to certain NASD members, affiliates and family members. For an exemption from these restrictions, such persons must comply with the following conditions: (i) to not sell or transfer the shares for a period of 150 days following issuance and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor. By signing this Stock Order Form, you are certifying that you will comply with applicable NASD regulations.

                             TELEPHONE INFORMATION
Please enter the daytime telephone number where you may be contacted in the event we cannot execute your offer as given.

                             ACCOUNT VERIFICATION
If you were a depositor on June 30, 1996, December 31, 1997 or ___________ __, 1998, you must list full title and account numbers of all accounts you had at that date in order to insure proper identification of your purchase right or preference.

                                ACKNOWLEDGMENT
Please read the acknowledgement statement carefully and sign on the signature line. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. Enter the Social Security number (or Tax ID number) of the registered owner and date the form; only one number is required.

Subscription priority rights for members as described in the Prospectus will expire at 12:00 Noon, Eastern Time, on _________, __, 1998. The Direct Community Offering may end as early as 12:00 Noon, Eastern Time, on _______ __, 1998, or any time thereafter when orders for all available shares have been received, but in no event later than ________ __, 1998. This order form must be properly completed and received with payment at the above address or at any Heritage Federal office prior to the expiration date.


 Number                          Purchase                         Total
 of Shares                       Price                           Amount
                   X              $15.00     =                $
 --------------                                                -----------

[_]   Enclosed is check or money order payable to Heritage Bancorp, Inc.

[_]   I authorize withdrawal from the following account(s):

          Account Number(s)                                Amount

                                                 $
-----------------------------------------         -------------------------
                                                 $
-----------------------------------------         -------------------------
                                                 $
-----------------------------------------         -------------------------

                          Total Withdrawn        $
                                                  -------------------------

No penalty for early withdrawal





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               Name(s) in which your stock is to be registered


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               Name(s) in which your stock is to be registered


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                                    Address


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City                                 State                          Zip Code


[_] Individual                              [_] Joint Tenants

[_] Tenants in Common                       [_] Uniform Gifts to Minors

[_] Other
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Are you an officer, director, general partner, employee or agent of a National
Association of Securities Dealers, Inc. ("NASD") member firm or related to such person?

[_] Yes               [_] No





Daytime Phone (   )
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Were you a member of Heritage Federal as of
June 30, 1996            December 31, 1997

[_] Yes               [_] No                   [_] Yes                   [_] No



I acknowledge receipt of the Prospectus and the provisions therein and understand that after delivery of this order form to Heritage Bancorp, Inc., this order may not be modified or revoked. I certify that this order is for the above account only and under penalties of perjury, I certify that the Social Security or Taxpayer ID number given below is correct. I further certify that this order does not violate purchase limitations set forth more fully in the Prospectus.

I acknowledge that the common stock offered is not a savings or deposit account and is not insured or guaranteed by the Savings Association Insurance Fund, the FDIC or any other government agency.



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Signature                                                         Date


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Additional Signature (if required)                                Date


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                   Social Security No. or Tax ID No.

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       THE ADDITION TO AN ORDER OF A NAME WHICH DOES NOT APPEAR ON THE
          QUALIFYING ACCOUNT WILL RESULT IN THE LOSS OF SUBSCRIPTION
           RIGHTS. FOR ASSISTANCE PLEASE CALL THE HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION STOCK INFORMATION CENTER AT
                                (___) ___-____

                       GUIDELINES FOR REGISTERING STOCK


     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Stock Certificates(s). If you have any questions, please consult your legal advisor.

      Stock ownership must be registered in one of the following manners:
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INDIVIDUAL:    Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account", "single man", "personal property", etc.

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JOINT:         Joint ownership of stock by two or more persons shall be
               inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or". Omit titles such as "Mrs.", "Dr.", etc.

               JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

               TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

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UNIFORM GIFT   Stock may be held in the name of a custodian for a minor under the Uniform TO MINORS: Gifts to Minors laws of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST", while the description "Uniform Gifts to Minors Act" is abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gift to Minors Act will be abbreviated:

                       JOHN P. JONES CUST SUSAN A. JONES
                       UNIF GIFT MIN ACT SC

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FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:
               1.   The name(s) of the fiduciary--
                    .    If an individual, list the first given name, middle
                         initial, and last name
                    .    If a corporation, list the corporate title.
                    .    If an individual and a corporation, list the
                         corporation's title before the individual.

               2.   The fiduciary capacity--
                    .    Administrator         .     Conservator
                    .    Committee             .     Executor
                    .    Trustee               .     Personal Representative
                    .    Custodian


               3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

               4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

               5.   Either of the following:
                                         The name of the maker, donor or
                                         testator or The name of the beneficiary
                                         Example of Fiduciary Ownership
                                           JOHN D. SMITH, TRUSTEE FOR TOM A.
                                             SMITH UNDER AGREEMENT DATED (Date)